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                                                      Exhibit 99.2
                            ZURICH INSURANCE COMPANY
                            INSURANCE PARTNERS, L.P.
                  INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.
                           One Chase Manhattan Plaza
                            New York, New York 10005




                                  May 8, 1995



Kemper Corporation
One Kemper Drive
Long Grove, Illinois 60049

Attention:  David B. Mathis
            Chairman of the Board and
            Chief Executive Officer

Ladies and Gentlemen:

          Reference is made to the letter agreement, dated April 10, 1995 (the "Letter Agreement"), among Kemper Corporation, Zurich Insurance Company, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P.

          Pursuant to paragraph 7(c) of the Letter Agreement, the undersigned hereby agree that (i) the Letter Agreement shall not terminate at the close of business on May 8, 1995 and (ii) the Letter Agreement shall instead terminate at the close of business on May 15, 1995, or such later date as the parties hereto may agree.

                             Very truly yours,

                             ZURICH INSURANCE COMPANY

                             By:____________________________
                                Name:
                                Title:

                             By:_____________________________
                                Name:
                                Title: